                                                                    Exhibit 4(h)

                   (FORM OF REGISTERED NOTE OF THE 2010 NOTES)

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

         Unless this Global 2010 Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to CMS Energy Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of DTC or in such other name as is requested by an authorized representative of DTC (and any payment is made to such nominee of DTC or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof has an interest herein.

                             CMS ENERGY CORPORATION
                           7.75% SENIOR NOTES DUE 2010

No.:                                                                $298,255,000

CUSIP:

ISIN:

         CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Issuer" or "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of the amount set forth in Schedule I attached hereto on August 1, 2010 ("Maturity") and to pay interest thereon from July 17, 2003 (the "Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 in each year, commencing on August 1, 2004 (each an "Interest Payment Date") to the Persons in whose names the 2010 Notes are registered at the close of business on the 15th day preceding the relevant Interest Payment Date (each a "Record Date"), and at Maturity, at the rate of 7.75% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any

Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2010 Note (or one or more Predecessor 2010 Notes) is registered at the close of business on the Record Date for such interest, which shall be the 15th day preceding the relevant Interest Payment Date (whether or not a Business Day) except that the Record Date for interest payable at Maturity shall be the date of Maturity. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this 2010 Note (or one or more Predecessor 2010 Notes) is registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 2010 Notes not less than 15 days preceding such subsequent Record Date.

         This 2010 Note is subject to redemption at the option of the Issuer and to purchase by the Issuer at the option of the Holder as specified on the reverse of this 2010 Note.

         Payment of the principal of (and premium, if any) and interest, if any, on this 2010 Note will be made at the office or agency of the Issuer maintained for that purpose in New York, New York (the "Place of Payment"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person not later than ten days prior to the date of such payment.

         Reference is hereby made to the further provisions of this 2010 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2010 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

                                          CMS ENERGY CORPORATION

                                          By____________________________________
                                          Its:  Executive Vice President and
                                                   Chief Financial Officer

                                          By____________________________________
                                          Its:  Vice President and Treasurer

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                          J.P. MORGAN TRUST COMPANY, N.A.,
                                              as Trustee

                                          By____________________________________
                                            Authorized Officer

         This 7.75% Senior Note due 2010 is one of a duly authorized issue of securities of the Issuer (herein called the "2010 Notes"), issued and to be issued under an Indenture, dated as of September 15, 1992, as supplemented by certain supplemental indentures, including the Fourteenth Supplemental Indenture, dated as of July 17, 2003 (herein collectively referred to as the "Indenture"), between the Issuer and J.P. Morgan Trust Company, N.A., a national banking association (successor to Bank One Trust Company, N.A.), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the 2010 Notes and of the terms upon which the 2010 Notes are, and are to be, authenticated and delivered. This 2010 Note is one of the series designated on the face hereof, issued in an initial aggregate principal amount of $300,000,000.

         The 2010 Notes are subject to redemption at the option of the Issuer, in whole or in part, upon not more than 60 nor less than 30 days' notice as provided in the Indenture at any time and from time to time, at a redemption price equal to 100% of the principal amount of such 2010 Notes being redeemed plus the Applicable Premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date, but interest installments whose Stated Maturity is on or prior to such redemption date will be payable to the Holder of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture. In no event will the redemption price ever be less than 100% of the principal amount of the 2010 Notes plus accrued interest to the redemption date.

         The following definitions are used to determine the Applicable Premium:

         "Applicable Premium" means, with respect to a 2010 Note (or portion thereof) being redeemed at any time, the excess of (A) the present value at such time of the principal amount of such 2010 Note (or portion thereof) being redeemed plus all interest payments due on such 2010 Note (or portion thereof), which present value shall be computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such 2010 Note (or portion thereof) being redeemed at such time. For purposes of this definition, the present values of the interest and principal payments will be determined in accordance with generally accepted principles of financial analysis.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to stated maturity of the 2010 Notes; provided, however, that if the average life to stated maturity of the 2010 Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

         In the event of redemption of this 2010 Note in part only, a new 2010 Note for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If a Change in Control occurs, the Issuer shall notify the Holder of this 2010 Note of such occurrence and such Holder shall have the right to require the Issuer to make a Required Repurchase of all or any part of this 2010 Note at a Change in Control Purchase Price equal to 101% of the principal amount of this 2010 Note to be so purchased as more fully provided in the Indenture and subject to the terms and conditions set forth therein. In the event of a Required Repurchase of only a portion of this 2010 Note, a new 2010 Note or 2010 Notes for the unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to this 2010 Note shall occur and be continuing, the principal of this 2010 Note may be declared due and payable in the manner and with the effect provided in the Indenture.

         In any case where any Interest Payment Date, redemption date, repurchase date, Stated Maturity or Maturity of any 2010 Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this 2010 Note) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, repurchase date or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date, repurchase date, Stated Maturity or Maturity, as the case may be, to such Business Day.

         The Trustee and the Paying Agent shall return to the Issuer upon written request any money or property held by them for the payment of any amount with respect to the 2010 Notes that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Issuer. After return to the Issuer, Holders entitled to the money or property must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this 2010 Note or (ii) certain restrictive covenants and Events of Default with respect to this 2010 Note, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of all outstanding 2010 Notes under the Indenture at any time by the Issuer and the

Trustee with the consent of the Holders of not less than a majority in principal amount of Securities of all series then outstanding and affected (voting as one class).

         The Indenture permits the Holders of not less than a majority in principal amount of Securities of all series at the time outstanding with respect to which a default shall have occurred and be continuing (voting as one class) to waive on behalf of the Holders of all outstanding Securities of such series any past default by the Issuer, provided that no such waiver may be made with respect to a default in the payment of the principal of or the interest on any Security of such series or the default by the Issuer in respect of certain covenants or provisions of the Indenture, the modification or amendment of which must be consented to by the Holder of each outstanding Security of each series affected.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any 2010 Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the outstanding Securities of each affected series (voting as one class) shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Securities of each affected series (voting as one class) a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this 2010 Note on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this 2010 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this 2010 Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2010 Note is registrable in the Security Register, upon surrender of this 2010 Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this 2010 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2010 Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The 2010 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2010 Notes are exchangeable for a like aggregate principal amount of 2010 Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Issuer shall not be required to (i) issue, exchange or register the transfer of this 2010 Note for a period of 15 days next preceding the mailing of the notice of redemption of 2010 Notes or (ii) exchange or register the transfer of any 2010 Note or any portion thereof selected, called or being called for redemption, except in the case of any 2010 Note to be redeemed in part, the portion thereof not so to be redeemed.

         Prior to due presentment of this 2010 Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this 2010 Note is registered as the owner hereof for all purposes, whether or not this 2010 Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this 2010 Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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                                       7

                                   SCHEDULE I

                                 GLOBAL SECURITY

The initial principal amount of Notes evidenced by this Global Note is $298,255,000.

CHANGES TO PRINCIPAL AMOUNT OF NOTES EVIDENCED BY GLOBAL NOTE

                 Principal Amount of Notes by which this     Remaining Principal Amount
               Global Note is to be Reduced or Increased,     of Notes Represented by
    Date          and Reason for Reduction or Increase            this Global Note            Notation Made By
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
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

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